UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Street

Montgomery, Alabama 36104

(Address of principal executive offices)

(334) 240-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2006, the Personnel and Compensation Committee of the Board of Directors of The Colonial BancGroup, Inc. (the “Company”) approved the criteria pursuant to which a cash bonus will be paid to Robert E. Lowder, Chairman, Chief Executive Officer and President of the Company, for fiscal year 2006 under the Company’s Amended and Restated Management Incentive Plan (the “MIP”). The MIP was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 11, 2005.

For 2006, the Committee approved a payout matrix for Mr. Lowder’s bonus based on the Company’s performance with respect to diluted earnings per share, nonperforming assets, and stock price. Pursuant to the terms of the MIP and the payout matrix, Mr. Lowder’s bonus for fiscal year 2006, if any, will be based on the attainment of certain performance levels for these three criteria, up to a maximum bonus of $1,173,690.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By:	/s/ SARAH H. MOORE	Date: April 5, 2006
Sarah H. Moore
Chief Financial Officer